Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY REPORTS FOURTH QUARTER
 AND FULL YEAR 2010 OPERATING RESULTS

▪	Earnings Per Share of $0.93 in Q-4 2010 Compared with Net Loss of $0.12 Per Share in Q-4 2009

▪	2010 Earnings Per Share of $2.82 Compared with $1.85 in 2009

▪	Net Income of $78.2 Million in 2010 Compared with $51.0 Million in 2009

▪	Cash Margin in Central Appalachia (CAPP) of $27.09 Per Ton in 2010

▪	Met Mines are Producing as Expected; All Future Met Production is Currently Unpriced

▪	Conference Call Slides Posted to the Company Website

RICHMOND, VA, March 6, 2011 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced that it had net income of $78.2 million or $2.82 per fully diluted share for the year ended December 31, 2010 and net income of  $25.9 million or $0.93 per fully diluted share for the fourth quarter of 2010.  Included in the fourth quarter 2010 is an income tax benefit related to the reversal of the deferred income tax valuation allowance of $22.1 million, or $0.79 per fully diluted share in the fourth quarter and a $0.80 per fully diluted share for the year.  This is compared to net income of $51.0 million or $1.85 per fully diluted share for the year ended December 31, 2009 and net loss of $3.2 million or $0.12 per fully diluted share for the fourth quarter of 2009.

Peter T. Socha, Chairman and Chief Executive Officer, commented: “This was another very profitable year for James River Coal Company.  We are particularly pleased that we have been able to generate these profits during a soft coal market and a general economic recession.  We are now seeing clear signs of an improving coal market and an improving economy.  We have invested in our Company during the downturn, and are looking forward to seeing the benefit of these investments during the months and years to come.”

ANNUAL RESULTS

The following tables show selected operating results for the year ended December 31, 2010 compared to the year ended December 31, 2009 (in 000’s except per ton amounts).

Total Results	Year Ended December 31,
	2010		2009
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	8,782		9,770
Coal purchased from other sources (tons)	128		107
Total coal available to ship (tons)	8,910		9,877
Coal shipments (tons)	8,919		9,623
Coal sales revenue	$701,116	78.61	$681,558	70.83
Cost of coal sold	514,515	57.69	508,888	52.88
Depreciation, depletion, & amortization	64,368	7.22	62,078	6.45
Gross profit	122,233	13.70	110,592	11.49
Selling, general & administrative	38,347	4.30	39,720	4.13

Adjusted EBITDA (1)	$156,628	17.56	$146,099	15.18

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release. Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Year Ended December 31,
	2010		2009

	CAPP	Midwest	CAPP	Midwest

Company and Contractor Production (tons)	5,962	2,820	6,643	3,127
Coal purchased from other sources (tons)	128	-	107	-
Total coal available to ship (tons)	6,090	2,820	6,750	3,127
Coal shipments (tons)	6,109	2,810	6,525	3,098
Coal sales revenue	$585,064	116,052	$579,108	102,450
Average sales price per ton	95.77	41.30	88.75	33.07
Cost of coal sold	$419,564	94,951	$416,721	92,167
Cost of coal sold per ton	68.68	33.79	63.87	29.75

QUARTERLY RESULTS

The following tables show selected operating results for the quarter ended December 31, 2010 compared to the quarter ended December 31, 2009 (in 000’s except per ton amounts).

Total Results	Three Months Ended December 31,
	2010		2009
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,085		2,027
Coal purchased from other sources (tons)	74		28
Total coal available to ship (tons)	2,159		2,055
Coal shipments (tons)	2,069		2,146
Coal Sales Revenue	$162,050	78.32	$149,468	69.65
Cost of coal sold	126,254	61.02	120,099	55.96
Depreciation, depletion, & amortization	16,087	7.78	16,111	7.51
Gross profit	19,709	9.53	13,258	6.18
Selling, general & administrative	9,400	4.54	9,608	4.48

Adjusted EBITDA (1)	$28,479	13.76	$22,700	10.58

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.  Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended December 31,
	2010		2009

	CAPP	Midwest	CAPP	Midwest

Company and Contractor production (tons)	1,372	713	1,319	708
Coal purchased from other sources (tons)	74	-	28	-
Total coal available to ship (tons)	1,446	713	1,347	708
Coal Shipments (tons)	1,362	707	1,433	713
Coal sales revenue	$133,465	28,585	$125,249	24,219
Average sales price per ton	97.99	40.43	87.40	33.97
Cost of coal sold	$102,345	23,909	$97,339	22,760
Cost of coal sold per ton	75.14	33.82	67.93	31.92

LIQUIDITY AND CASH FLOW

As of December 31, 2010, the Company had available liquidity of $186.6 million calculated as follows (in millions):

Unrestricted Cash	$180.4
Availability under revolver	65.0
Letters of Credit Issued under the Revolver	(58.8)
Available Liquidity	$186.6

Capital Expenditures for the fourth quarter were $35.7 million and $95.4 million for twelve months ended December 31, 2010.  Capital Expenditures for the fourth quarter included approximately $15.5 million for growth projects and compliance with MSHA safety mandates.

SALES POSITION

As of February 24, 2011, we had the following priced sales position:

	2011 Priced
	As of November 2, 2010		As of February 24, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	4,344	$100.15	5,117	$97.01	773	$79.36
Midwest (1)	2,496	$43.23	2,609	$42.84	113	$34.23	(Carryover Tons)

	2012 Priced
	As of November 2, 2010		As of February 24, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	350	$108.31	350	$108.31	-	$-
Midwest (1)	1,560	$43.42	1,560	$43.42	-	$-

2013 Priced
	As of November 2, 2010		As of February 24, 2011		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Prce Per Ton
CAPP	-	$-	-	$-	-	$-
Midwest (1)	990	$44.10	990	$44.10	-	$-

(1)	The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

GUIDANCE

The Company intends to issue 2011 guidance following the closing of the pending acquisition of International Resource Partners and Logan and Kanawha.

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the fourth quarter earnings on March 7, 2011 at 9:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 678-224-7860.  A replay of the conference call will be available on the Company’s website and also by telephone, at 800-642-1687for domestic callers.  International callers, please dial 706-645-9291: pass code 49584534.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS:  Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future contract mine production, costs market improvements, and industry demand.  These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers, as well as the perceived benefits of alternative sources of energy; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; our dependency on one railroad for transportation of a large percentage of our products; failure to exploit additional coal reserves; the risk that reserve estimates and pension and post-retirement benefit liabilities are inaccurate; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; inherent complexities associated with mining in Central Appalachia including special dangers and risks of underground mining; increased costs of complying with mine health and safety regulations; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; the effects of litigation, regulation, permits and competition; lack of availability of financing sources; our compliance with debt covenants; the risk that we are unable to successfully integrate acquired assets into our business; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2010	December 31, 2009
Assets

Current assets:
Cash and cash equivalents	$180,376	107,931
Trade receivables	59,970	43,289
Inventories:
Coal	23,305	22,727
Materials and supplies	13,690	10,462
Total inventories	36,995	33,189
Prepaid royalties	6,039	6,045
Other current assets	5,991	3,552
Total current assets	289,371	194,006
Property, plant, and equipment, at cost:
Land	7,751	7,194
Mineral rights	231,681	231,919
Buildings, machinery and equipment	423,617	362,654
Mine development costs	48,301	41,069
Total property, plant, and equipment	711,350	642,836
Less accumulated depreciation, depletion, and amortization	325,698	288,748
Property, plant and equipment, net	385,652	354,088
Goodwill	26,492	26,492
Restricted cash and short term investments	23,500	62,042
Other assets	59,554	32,684
Total assets	$784,569	669,312

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2010	December 31, 2009
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$57,300	46,472
Accrued salaries, wages, and employee benefits	7,744	6,982
Workers' compensation benefits	9,000	8,950
Black lung benefits	2,282	1,782
Accrued taxes	4,924	4,383
Other current liabilities	16,496	15,439
Total current liabilities	97,746	84,008
Long-term debt, less current maturities	284,022	278,268
Other liabilities:
Noncurrent portion of workers' compensation benefits	55,944	50,385
Noncurrent portion of black lung benefits	43,443	31,017
Pension obligations	11,968	14,827
Asset retirement obligations	43,398	39,843
Other	665	622
Total other liabilities	155,418	136,694
Total liabilities	537,186	498,970

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding 27,779,351 and 27,544,878 shares as of December 31, 2010 and 2009, respectively	278	275
Paid-in-capital	324,705	320,079
Accumulated deficit	(58,593)	(136,758)
Accumulated other comprehensive loss	(19,007)	(13,254)
Total shareholders' equity	247,383	170,342

Total liabilities and shareholders' equity	$784,569	669,312

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Year	Year	Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2010	2009	2008

Revenues	$701,116	681,558	568,507
Cost of sales:
Cost of coal sold	514,515	508,888	527,888
Depreciation, depletion, and amortization	64,368	62,078	70,277
Total cost of sales	578,883	570,966	598,165
Gross profit (loss)	122,233	110,592	(29,658)
Selling, general, and administrative expenses	38,347	39,720	34,992
Total operating income (loss)	83,886	70,872	(64,650)
Interest expense	29,943	17,057	17,746
Interest income	(683)	(60)	(469)
Charges associated with repayment and amendment of debt	-	1,643	15,618
Miscellaneous expense (income), net	27	(281)	(1,279)
Total other expenses, net	29,287	18,359	31,616
Income (loss) before income taxes	54,599	52,513	(96,266)
Income tax expense (benefit)	(23,566)	1,559	(273)
Net income (loss)	$78,165	50,954	(95,993)
Income (loss) per common share
Basic income (loss) per common share	$2.82	1.85	(3.91)

Diluted income (loss) per common share	$2.82	1.85	(3.91)

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year	Year	Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$78,165	50,954	(95,993)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization of property, plant, and equipment	64,368	62,078	70,277
Accretion of asset retirement obligations	3,334	3,212	2,768
Amortization of debt discount and issue costs	8,066	1,813	1,411
Stock-based compensation	5,400	5,967	5,130
Deferred income tax benefit	(22,236)	180	4
Loss (gain) on sale or disposal of property, plant, and equipment	307	(61)	(163)
Write-off of deferred financing costs	-	-	2,383
Changes in operating assets and liabilities:
Receivables	(16,681)	(9,988)	7,745
Inventories	(3,680)	(15,025)	(2,236)
Prepaid royalties and other current assets	(2,433)	(1,440)	100
Restricted cash and short term investments	38,542	(56,820)	(5,222)
Other assets	(2,060)	(4,233)	(4,403)
Accounts payable	10,828	(10,596)	9,762
Accrued salaries, wages, and employee benefits	762	340	632
Accrued taxes	(303)	(1,787)	(2,251)
Other current liabilities	1,066	(3,626)	8,702
Workers' compensation benefits	5,609	3,558	2,185
Black lung benefits	3,018	1,657	538
Pension obligations	(2,244)	2,144	(1,395)
Asset retirement obligations	(809)	(861)	(1,082)
Other liabilities	43	93	(468)
Net cash provided by (used in) operating activities	169,062	27,559	(1,576)
Cash flows from investing activities:
Additions to property, plant, and equipment	(95,426)	(72,159)	(74,697)
Proceeds from sale of property, plant and equipment	82	149	1,108
Net cash used in investing activities	(95,344)	(72,010)	(73,589)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	172,500	-
Repayment of long-term debt	-	-	(38,800)
Proceeds from Revolver	-	12,500	26,500
Repayments of Revolver	-	(30,500)	(8,500)
Net proceeds from issuance of common stock	-	-	93,820
Debt issuance costs	(1,346)	(5,517)	(486)
Proceeds from exercise of stock options	73	75	542
Net cash provided by (used in) financing activities	(1,273)	149,058	73,076
Increase (decrease) in cash and cash equivalents	72,445	104,607	(2,089)
Cash and cash equivalents at beginning of period	107,931	3,324	5,413
Cash and cash equivalents at end of period	$180,376	107,931	3,324

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in several of the covenants in our revolving credit facility.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

Cash margin per ton is calculated as coal sales revenue per ton less cost of coal sold per ton.  Although cash margin per ton is not a measure of performance calculated in accordance with GAAP, management believes that it is useful to an investor because it is widely used in the coal industry as a measure to evaluate a company’s profitability from tons sold.

EBITDA, Adjusted EBITDA and cash margin per ton are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and cash margin per ton may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA, Adjusted EBITDA or cash margin per ton are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.  The following table reconciles Net Income to EBITDA and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31	December 31	December 31	December 31
	2010	2009	2010	2009

Net income	$25,870	(3,203)	78,165	50,954
Income tax expense (benefit)	(22,892)	42	(23,566)	1,559
Interest expense	7,516	5,267	29,943	17,057
Interest income	(83)	(5)	(683)	(60)
Depreciation, depletion, and amortization	16,087	16,111	64,368	62,078
EBITDA (before adjustments)	$26,498	18,212	148,227	131,588
Other adjustments specified in our current debt agreement:	1,981	4,488	8,401	14,511
Adjusted EBITDA	$28,479	22,700	156,628	146,099